As filed with the Securities and Exchange Commission on January 9, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM S-8

REGISTRATION STATEMENT UNDER THE Securities Act of 1933

______________________

KALVISTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-0915291
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

KalVista Pharmaceuticals, Inc.
55 Cambridge Parkway

Suite 901E
Cambridge, MA 02142

(Address of Principal Executive Offices) (Zip Code)

2017 Equity Incentive Plan

2017 Employee Stock Purchase Plan

(Full Title of the Plans)

Thomas Andrew Crockett

Chief Executive Officer

KalVista Pharmaceuticals, Inc.
55 Cambridge Parkway

Suite 901E
Cambridge, MA 02142

(Name and Address of Agent For Service)

(857) 999-0075

(Telephone Number, including area code, of agent for service)

Copies to:

Robert A. Freedman, Esq.

Julia Forbess, Esq.

Fenwick & West LLP

555 California Street, 12th Floor

San Francisco, California 94104

(415) 875-2300

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

REGISTRATION OF ADDITIONAL SECURITIES

KalVista Pharmaceuticals, Inc. (the “Registrant”) is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register (a) 1,382,348 additional shares of common stock available for issuance under the Registrant’s 2017 Equity Incentive Plan (the “2017 EIP”), pursuant to the provision of the 2017 EIP providing for an annual 4% automatic increase in the number of shares reserved for issuance and (b) 345,587 additional shares of common stock available for issuance under the Registrant’s 2017 Employee Stock Purchase Plan (the “2017 ESPP”), pursuant to the provision of the 2017 ESPP providing for an annual 1% automatic increase in the number of shares reserved for issuance.

In accordance with General Instruction E of Form S-8, and only with respect to the common stock issuable under the 2017 EIP and 2017 ESPP, this Registration Statement hereby incorporates by reference the contents of the Registrant’s Registration Statements on Form S-8 filed with the Commission on March 29, 2017 (Registration No. 333-217008), on July 30, 2018 (Registration No. 333-226442), on March 14, 2019 (Registration No. 230279), on March 10, 2020 (Registration No. 333-237059), on March 11, 2021 (Registration No. 333-254178), on March 10, 2022 (Registration No. 333-263431) and on January 10, 2023 (Registration No. 333-269174) to the extent not superseded hereby.

PART II

Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference, except that the Registrant is not incorporating by reference any information furnished (and not filed) with the Commission, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K:

(a)
The Registrant’s Annual Report on Form 10-K for the fiscal year ended April 30, 2023, filed with the Commission on July 10, 2023;
(b)
The Registrant’s Quarterly Reports on Form 10-Q for the three months ended July 31, 2023 and October 31, 2023 filed with the Commission on September 7, 2023 and December 7, 2023 respectively;
(c)
The Registrant’s Current Reports on Form 8-K filed with the Commission on June 14, 2023 and September 28, 2023;
(d)
The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 14, 2023 (but only with respect to information required by Part III of our Annual Report on Form 10-K for the year ended April 30, 2023;
(e)
All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and
(f)
The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A (registration number 001-36830) filed with the Commission on February 2, 2015 under Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents, except as to specific sections of such documents as set forth therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document, which also is deemed to be incorporated by reference herein, modifies or supersedes such statement.

Item 8. Exhibits.

The following exhibits are filed herewith:

Exhibit		Incorporated by Reference				Filed
Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Amended and Restated Certificate of Incorporation, dated April 14, 2015, as amended September 26, 2023.	10-Q	001-36830	3.1	December 7, 2023

4.2	Amended and Restated Bylaws (as amended and restated on June 14, 2023).	8-K	001-36830	3.1	June 14, 2023

4.3	Form of Common Stock Certificate	S-1/A	333-201278	4.2	January 23, 2015

5.1	Opinion and Consent of Fenwick & West LLP.					X

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.					X

23.2	Consent of Fenwick & West LLP (contained in Exhibit 5.1).					X

24.1	Power of Attorney (included on the signature page to this Registration Statement).					X

99.1	2017 Equity Incentive Plan.	DEF 14A	001-36830	Appendix A	March 2, 2017

99.2	2017 Employee Stock Purchase Plan.	DEF 14A	001-36830	Appendix B	March 2, 2017

99.3	Forms of Equity Award Agreements under the 2017 Equity Incentive Plan.	8-K	001-36830	99.1	June 29, 2018

99.4	Enrollment/Change Form under the 2017 Employee Stock Purchase Plan.	S-8	333-237059	99.4	March 10, 2020

107	Filing Fee Table					X

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, the Commonwealth of Massachusetts, on January 9, 2024.

KALVISTA PHARMACEUTICALS, INC.

By: /s/ T. Andrew Crockett

T. Andrew Crockett
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Thomas Andrew Crockett and Benjamin L. Palleiko, and each of them, with full power of substitution, such person’s true and lawful attorneys-in-fact and agents for such person, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date
/s/ T. Andrew Crockett T. Andrew Crockett	Chief Executive Officer and Director (Principal Executive Officer)	January 9, 2024
/s/ Benjamin L. Palleiko Benjamin L. Palleiko	President, Chief Business Officer and Chief Financial Officer (Principal Financial and Accounting Officer)	January 9, 2024
/s/ Albert Cha, M.D., Ph.D. Albert Cha, M.D., Ph.D.	Director	January 9, 2024
/s/ Brian J. G. Pereira, M.D. Brian J. G. Pereira, M.D.	Director	January 9, 2024
/s/ Nancy Stuart Nancy Stuart	Director	January 9, 2024
/s/ Patrick Treanor Patrick Treanor	Director	January 9, 2024
/s/ Edward W. Unkart Edward W. Unkart	Director	January 9, 2024